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                                                                    EXHIBIT 6(a)


                          CERTIFICATE OF INCORPORATION

                                       OF

                  The Fidelity Standard Life Insurance Company

                                      *****

                        1.  The name of the corporation is
                        The Fidelity Standard Life Insurance Company

                        2. The address of its registered office in the State of
                    Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                        3. The nature of the business or purposes to be
                    conducted or promoted is to transact the business of life and health insurance, including annuities and variable annuities and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                        4. The total number of shares of common stock which the
                    corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Two Thousand Dollars ($2,000) amounting in the aggregate to Two Million Dollars ($2,000,000.00).

                                5. The name and mailing address of each
                    incorporator is as follows:

                         NAME                  MAILING ADDRESS

                    K. L. Husfelt              100 West Tenth Street
                                               Wilmington, Delaware 19801

                    B. A. Schuman              100 West Tenth Street
                                               Wilmington, Delaware 1980l

                    E. L. Kinsler              100 West Tenth Street
                                               Wilmington, Delaware 19801

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                                6. The corporation is to have perpetual
                    existence.

                                7. In furtherance and not in limitation of the
                    powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

                               The Directors shall have power to fix the amount
                    to be reserved as working capital, and to authorize and cause to be executed mortgages and liens without limit as to the amount upon the property and franchise of this corporation.

                               With the consent in writing, and pursuant to a
                    vote of the holders or a majority of the capital stock issued and outstanding, the Directors shall have authority to dispose, in any manner, of the whole property of this corporation.

                               8. Elections of directors need not be by written
                    ballot unless the by-laws of the corporation shall so provide.

                                The By-Laws shall determine whether and to what
                    extent the accounts and books of this corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document or this corporation, except as conferred by the law or the By-Laws, or by Resolution of the stockholders.

                                The stockholders and Directors shall have the
                    power to hold their meetings and keep their books, documents and papers of the corporation (inside the state of Delaware, at such places as may be from time to time designated by the By-Laws or by Resolution of' the stockholders or Directors, except as otherwise required by the laws of Delaware.



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                                9. The corporation reserves the right to amend,
                    alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                WE, THE UNDERSIGNED, being each of the
                    incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 7th day of April, 1981.

                                                /s/  K.L. Husfelt
                                                -----------------------------
                                                K.L. Husfelt

                                                /s/ B. A. Schuman
                                                -----------------------------
                                                B. A. Schuman

                                                /s/ E. L. Kinsler
                                                -----------------------------
                                                E. L. Kinsler


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                                STATE OF DELAWARE

                           CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION OF

                  THE FIDELITY STANDARD LIFE INSURANCE COMPANY

            The Fidelity Standard Life Insurance Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, by written consent dated June 13,1994, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

"The Certificate of Incorporation of the Company shall be amended by adding a new Article 10 which shall read as follows:

`10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which would involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. The foregoing sentence notwithstanding, if the Delaware General Corporation Law hereafter is amended to authorized further limitations of the liability of a director of a corporation, then a director of the corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be held free from liability to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article 10 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. `"

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

          IN WITNESS WHEREOF, said The Fidelity Standard Life Insurance Company has caused this Certificate to be signed by Robert G. Mepham, its President, and attested by Richard C. Pearson, its Secretary, this 13th day of June 1994.

                                            The FIDELITY STANDARD LIFE
                                                 INSURANCE COMPANY

Attest

By: /s/ Richard C. Pearson                By:    /s/ Robert G. Mepham
  ------------------------------------         --------------------------
    Richard C. Pearson                           Robert G. Mepham
    Secretary                                    President



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                                    [A signature should be in black, but may
                                    be an original signature, or a fascimile, conformed, or electronically transmitted signature. NOTE: A document which has been telecopied twice is NOT of acceptable quality for filing.]

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

            1. The name of the corporation (hereinafter called the "corporation") is

                  The Fidelity Standard Life Insurance Company

            2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19904, County of Kent.

            3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

            4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on    May 25   , 1995.

                                         /s/ Richard C. Pearson
                                         ------------------------------------
                                         Richard C. Pearson, Vice President

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                          UNANIMOUS WRITTEN CONSENT OF
                           THE EXECUTIVE COMMITTEE OF
                            THE BOARD OF DIRECTORS OF
                    FIDELITY STANDARD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------


            The undersigned, being the Executive Committee of the Board of Directors of Fidelity Standard Life Insurance Company, (the "Company") do hereby consent to and unanimously adopt the following resolution:

                        RESOLVED, that The Prentice-Hall Corporation System,
            Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19904 be and it hereby is designated as Resident Agent of the Company in lieu of The Corporation Trust and that the proper officer of the Company is authorized to file a notice to that effect.

Dated this 26th day of May 1995


                                          /s/ R. Brock Armstrong
                                          ------------------------------------
                                          R. Brock Armstrong

                                          /s/ Gordon Ross Cunningham
                                          ------------------------------------
                                          Gordon Ross Cunningham

                                          /s/ Melvin M. Hawkrigg
                                          ------------------------------------
                                          Melvin M. Hawkrigg

                                          /s/ Robert G. Mephan
                                          ------------------------------------
                                          Robert G. Mephan

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                  THE FIDELITY STANDARD LIFE INSURANCE COMPANY

           (under Section 242 of the Delaware General Corporation Law)

The Fidelity Standard Life Insurance Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), Does Hereby Certify:

First: That the Board of Directors of the Corporation, by written consent, dated December 16, 1996, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the
Corporation:

            "NOW THEREFORE, BE IT RESOLVED, that pursuant to the provisions of Sections 151 and 242 of the Delaware General Corporation Law, Article 4 of the Corporation's Certificate of Incorporation shall be amended to read as follows:

            "4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Two Thousand Five Hundred Dollars ($2,500) amounting in the aggregate to Two Million Five Hundred Thousand Dollars ($2,500,000)."

Second: That this amendment has been approved by the sole stockholder of the Corporation by written consent without a meeting on December 16, 1996 in accordance with Section 228 of the Delaware General Corporation Law.

Third: That the aforesaid amendment was duly adopted in accordance with Sections 242 and 228 of the Delaware General Corporation Law.

In Witness Whereof, The Fidelity Standard Life Insurance Company has caused this Certificate to be signed by Robert G. Mepham, its President and attested by Richard C. Pearson, its Secretary, this 23 rd day of December, 1996.

Attest:                                     The Fidelity Standard Life
                                            Insurance Company

/s/ Richard C. Pearson                      /s/ Robert G. Mepham
------------------------------              --------------------------------
Richard C. Pearson                          Robert G. Mepham
Secretary                                   President

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                            CERTIFICATE OF AMENDMENT

                                       OF

                  THE FIDELITY STANDARD LIFE INSURANCE COMPANY

                          CERTIFICATE OF INCORPORATION

            The Fidelity Standard Life Insurance Company, a corporation existing under and by virtue of the General Corporation Law of the State of Delaware.

            DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the

Certificate of Incorporation of said corporation:

                        RESOLVED, that the Certificate of Incorporation of The Fidelity Standard Life Insurance Company be amended by changing Article FIRST thereof so that, as amended, said Article shall be and read as follows:

                        "FIRST: The name of the corporation is Sage Life Assurance of America, Inc."

            SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, The Fidelity Standard Life Insurance Company has caused this certificate to be signed by Robert J. Kiggins, its Secretary, this 3rd day of September, 1997.

                              THE FIDELITY STANDARD
                              LIFE INSURANCE COMPANY

                                            BY:  /s/ Robert J. Kiggins
                                               ------------------------------
                                                 Robert J. Kiggins, Secretary